RECEIVABLES SALE AGREEMENT


                 Dated as of September 28, 1999

                             BETWEEN


                        K N ENERGY, INC.
                        as the Originator

                               AND

               OTHER ORIGINATORS SPECIFIED HEREIN

                               AND

                   KN RECEIVABLES CORPORATION
                            as Buyer
                        TABLE OF CONTENTS

                                                             Page

ARTICLE I
AMOUNTS AND TERMS   2
          Section 1.1    Purchases of Receivables 2
          Section 1.2    Payment for the Purchase 3
          Section 1.3    Purchase Price Credit Adjustments  5
          Section 1.4    Payments and Computations, Etc     6
          Section 1.5    Allocation of Purchase Price and
Indemnification     6
          Section 1.6    Transfer of Records 7
          Section 1.7    Characterization    8
          Section 1.8    Additional Originators   8
          Section 1.9    Withdrawal of Originator 9

ARTICLE II
REPRESENTATIONS AND WARRANTIES     9
          Section 2.1    Representations and Warranties of
Originators    9

ARTICLE III
CONDITIONS OF PURCHASES  14
          Section 3.1    Conditions Precedent to Purchase   14
          Section 3.2    Conditions Precedent to Subsequent
Payments  14
          Section 3.3    Conditions Precedent to Purchase from
Additional Originators   14

ARTICLE IV
COVENANTS 16
          Section 4.1    Affirmative Covenants of KNEI 16
          Section 4.2    Affirmative Covenants of Each Originator
19
          Section 4.3    Negative Covenants of the Originators
22

ARTICLE V
ADMINISTRATION AND COLLECTION 23
          Section 5.1    Designation of Sub-Servicer   23
          Section 5.2    Duties of Sub-Servicer   24
          Section 5.3    Collection Rights   25
          Section 5.4    Responsibilities of the Sub-Servicer and
Originators
     26
          Section 5.5    Reports   26
          Section 5.6    Sub-Servicer Fee    26

ARTICLE VI
AMORTIZATION EVENTS 26
          Section 6.1    Amortization Events 26
          Section 6.2    Remedies  28

ARTICLE VII
INDEMNIFICATION     28
          Section 7.1    INDEMNITIES BY KNEI 28
          Section 7.2    Other Costs and Expenses 33
          Section 7.3    LIABILITY OF ADDITIONAL ORIGINATORS TO
KNEI AND INDEMNIFIED PARTIES  33

ARTICLE VIII
MISCELLANEOUS  33
          Section 8.1    Waivers and Amendments   33
          Section 8.2    Notices   34
          Section 8.3    Protection of Ownership Interests of
Buyer     34
          Section 8.4    Confidentiality     35
          Section 8.5    Bankruptcy Petition 35
          Section 8.6    CHOICE OF LAW  36
          Section 8.7    CONSENT TO JURISDICTION  36
          Section 8.8    WAIVER OF JURY TRIAL     36
          Section 8.9    Integration; Binding Effect; Survival of
Terms     37
          Section 8.10   Counterparts; Severability; Section
References     37

                     Exhibits and Schedules

Exhibit I      -    Definitions

Exhibit II     -    Places of Business; Locations of Records;
                    Federal Employer Identification Number(s); Other
                    Names

Exhibit III    -    Lock-Boxes; Collection Accounts; Collection
                    Banks

Exhibit IV     -    Form of Compliance Certificate

Exhibit V      -    Credit and Collection Policy

Exhibit VI     -    Form of Subscription Agreement

Exhibit VII    -    Form of Subordinated Note

Exhibit VIII   -    Form of Joinder Supplement

Exhibit IX     -    Form of Performance Guaranty

Schedule A          List of Documents to Be Delivered to Buyer
                    Prior to the  Purchase


     RECEIVABLES SALE AGREEMENT



          THIS RECEIVABLES SALE AGREEMENT, dated as of September 28, 1999, is by and between K N Energy, Inc., a Kansas corporation ("KNEI"), and certain Additional Originators as specified herein (KNEI and the Additional Originators, each an "Originator," collectively "Originators") and KN Receivables Corporation, a Delaware corporation ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

     PRELIMINARY STATEMENTS

          Each Originator now owns, and from time to time hereafter will own, Receivables. The Originators wish to sell and assign to Buyer, and Buyer wishes to purchase from the Originators, all of each Originator's right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

          The Originators and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from the Originators to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and the Originators and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to the Originators.

          Following the purchase of Receivables from the Originators, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of September 28, 1999 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Purchase Agreement") among Buyer, Falcon Asset Securitization Corporation ("FALCON"), International Securitization Corporation ("ISC") (FALCON and ISC each being referred to individually as a "Conduit" and collectively as the "Conduits"), the financial institutions from time to time party thereto as "Financial Institutions" and Bank One, NA or any successor agent appointed pursuant to the terms of the Purchase Agreement, as agent for the Conduits and such Financial Institutions (in such capacity, the "Agent"). The Conduits and the Financial Institutions together are referred to herein as the Purchasers.

                 1.   ARTICLE AMOUNTS AND TERMS

a.             Section Purchases of Receivables .
b.
i. Effective on the date hereof, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, each Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from each Originator, all of such Originator's right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and all Receivables thereafter arising through and including the Amortization Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, on the date hereof, Buyer shall acquire all of such Originator's right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and thereafter arising through and including the Amortization Date, together with all Related Security relating thereto and all Collections thereof; provided, that, Buyer shall be obligated to pay the Purchase Price therefor in accordance with Section 1.2.

i. It is the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a "sale of accounts" (as such term is used in Article 9 of the UCC), which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. It is further the intention of the Parties hereto that Section 9.102(d) of the Texas Business and Commerce Code shall apply to all purchases and sales of Receivables and Related Security and Collections with respect thereto. Except for the Purchase Price Credits owed pursuant to Section 1.3, the sale of Receivables hereunder is made without recourse to the Originators; provided, however, that (i) each Originator shall be liable to Buyer for all representations, warranties and covenants made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of any Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of such Originator. In view of the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent
(as Buyer's assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Agent (as Buyer's assignee), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.
ii.
b.             Section Payment for the Purchase .
c.
i.                The Purchase Price for the Purchase of
Receivables in existence on the close of business on the Business
Day immediately preceding the date hereof (the "Initial Cutoff
Date") shall be payable in full by Buyer to KNEI on the date hereof, and shall be paid to KNEI in the following manner:
ii.
     (1) by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement, and

     (1) the balance by accepting a contribution to its capital and/or with the proceeds of a borrowing from KNEI of a subordinated revolving loan (each, a "Subordinated Loan") in such amounts as determined by Buyer; provided that such borrowing pursuant to a Subordinated Loan would not cause Buyer's Net Worth to be less than the Required Capital Amount.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to each Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b), (c) and (d).

i. With respect to any Receivables coming into existence after the date hereof, on each Settlement Date, Buyer shall pay to KNEI for the account of the Originators the Purchase Price for each Purchase from such Originator during the related Calculation Period as follows:
ii.
               first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in such Receivables to the Agent for the benefit of the Purchasers under the Purchase Agreement or otherwise;

               second, with the proceeds of any Subordinated Loans from KNEI to Buyer in an amount not to exceed the lesser of (i) the remaining unpaid portion of such Purchase Price and (ii) the maximum Subordinated Loan that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount; and

               third, unless KNEI has declared the Amortization Date to have occurred by accepting a contribution to Buyer's capital pursuant to the Subscription Agreement in an amount equal to the remaining unpaid balance of such Purchase Price.

Subject to the limitations set forth in Section 1.2(a)(ii), KNEI irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Amortization Date. The Subordinated Loans owing to KNEI shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Agent for the benefit of the Purchasers.

i. On each Business Day during each Calculation Period after the date hereof, all Collections and all proceeds of the Incremental Purchases received by Buyer under the Purchase Agreement and not required to be paid to Purchasers pursuant to the Purchase Agreement shall be paid to KNEI for the account of the Originators as payments toward the Purchase Price of Receivables sold or to be sold by the Originators to Buyer during such Calculation Period. Although amounts shall be paid directly to KNEI for the benefit of the Originators on each Business Day in accordance with the first sentence of this paragraph, settlement of the Purchase Price between Buyer and KNEI shall be effected on a monthly basis on Settlement Dates with respect to all Receivables coming into existence during the same Calculation Period and based on the information contained in the Monthly Report for the Calculation Period then most recently ended. Although settlement for each Calculation Period shall be effected on the related Settlement Date, increases or decreases in the amount owing under the Subordinated Note made pursuant to clause second of paragraph (b) above and any contribution of capital to Buyer made pursuant to clause third of paragraph (b) above shall be deemed to have occurred and shall be effective as of the last Business Day of such Calculation Period.

a. Section Purchase Price Credit Adjustments . If on any day:
b.
i.                the Outstanding Balance of a Receivable is:

     (1) reduced as a result of any defective or rejected goods or services, any discount or any adjustment by an Originator (other than cash Collections on account of the Receivables) or for any other reason not arising from the financial inability of the Obligor to pay,

     (1) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction and whether such claim relates to such Originator or any Affiliate thereof other than Buyer), or

     (1) is otherwise reduced as a result of any of the factors set forth in the definition of "Dilution," or

i. any of the representations and warranties made by such Originator set forth in Article II are no longer true with respect to any Receivable or any Receivable which was represented to be a Continuing Eligible Receivable on any date is determined by Buyer or the Agent to not have been a Continuing Eligible Receivable on such date, ii.
iii. then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable hereunder to KNEI on behalf of the Originators equal to the full amount of such reduction or cancellation (in the case of clause (a)) or the Outstanding Balance of such Receivable (in the case of clause (b)). If, on any Purchase Date, such Purchase Price Credit exceeds the Original Balance of the Receivables coming into existence on any day, then KNEI on behalf of such Originator shall pay the remaining amount of such Purchase Price Credit in cash within 5 Business Days thereafter, provided that if the Amortization Date has not occurred, KNEI on behalf of such Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to KNEI under the Subordinated Note. It is understood and agreed that the obligation of KNEI to provide such Purchase Price Credits to Buyer and to make such cash payments as are required by the preceding sentence shall, if such obligation is fulfilled in a timely fashion, constitute the sole remedy against KNEI on behalf of such Originator for such circumstances available to Buyer and its assigns.
iv.
b. Section Payments and Computations, Etc . All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of KNEI designated from time to time by KNEI or as otherwise directed by KNEI. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.
c.
d.             Section Allocation of Purchase Price and
Indemnification .
e.
i. As described in Sections 1.2 and 1.3, Buyer shall pay the Purchase Price for Receivables generated by all Originators to KNEI in full performance and satisfaction of Buyer's Purchase Price payment obligations hereunder. KNEI shall be solely responsible to properly allocate and remit such payment, and all other Buyer Payments, to the Originators in respect of the Receivables sold by each such Originator. On each date on which KNEI receives any Buyer Payment, on and subject to the conditions set forth in this Agreement, KNEI shall make an allocation and remittance of such Buyer Payment among the Originators as follows:
ii.
          first, on each day on which an Originator (other than KNEI) sells Receivables to Buyer, any cash received from Buyer shall be distributed among each such Originator (other than KNEI) in proportion to the unpaid amount of the Purchase Price of all Receivables sold by such Originator on such day;

          second, as of each day on which an Originator (other than KNEI) sells Receivables to Buyer and as of which KNEI makes a Subordinated Loan or a capital contribution to Buyer, KNEI (on behalf of Buyer) shall distribute to such Originator (other than KNEI) an amount equal to the remaining unpaid Purchase Price of all Receivables sold by such Originator on such day (it being intended that (i) each Originator other than KNEI shall be entitled to receive 100 per cent of the Purchase Price of its Receivables as of the day on which such Receivables are sold to Buyer and (ii) that the making of Subordinated Loans or a capital contribution by KNEI to Buyer shall provide the funds as of such day to make up the shortfall in cash owed to any such Originator); and

          third, all remaining payments by Buyer to KNEI shall be retained by KNEI and applied, first, to the unpaid amount of the Purchase Price of all Receivables theretofore sold by KNEI to Buyer, and second, to the amounts owing on the Subordinated Note.

i.                    Each Originator agrees that:
ii.
     (1)                       Buyer's payment to KNEI, as such
     Originator's agent, of the Purchase Price for any Receivable originated by such Originator shall constitute full payment to such Originator for such Receivable; and

     (1) Upon such payment to KNEI by Buyer, such Originator shall look only to KNEI for the proper allocation and remittance of Buyer Payments for such Receivables and shall indemnify and hold Buyer harmless for any act, omission, failure or error by KNEI in connection with the proper allocation or remittance of any amounts due to such Originator from KNEI.

a.             Section Transfer of Records .
b.
          (a) In connection with the Purchase of Receivables hereunder, each Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of such Originator's right and title to and interest in the Records insofar as they relate to all Receivables sold hereunder, without the need for any further documentation in connection with the Purchase. In connection with such transfer, such Originator hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided that, to the extent the consent of any third party licensor to make such grant is required, the grant is limited to the extent such consent has been obtained; and provided further that should the consent of any licensor of such Originator to such grant of the license described herein be required, such Originator hereby agrees that upon the request of Buyer (or the Agent as Buyer's assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

          (b) Each Originator (i) shall take such action requested by Buyer and/or the Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and
(ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

a. Section Characterization . If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale or contribution by an Originator to Buyer of Receivables, Related Security and Collections with respect thereto hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables, Related Security and Collections with respect thereto hereunder shall constitute a true sale thereof, each Originator hereby grants to Buyer a duly perfected security interest in all of such Originator's right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections and Related Security with respect thereto, and all proceeds of the foregoing, which security interest shall be prior to all other Adverse Claims thereto. After the occurrence of an Amortization Event, Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.
b.
c. Section Additional Originators . Effective upon the execution and delivery of a Joinder Supplement, each Person executing such Joinder Supplement in the capacity of an Additional Originator shall become an Additional Originator hereunder; provided, that:
d.
                  (a) such Person shall be a direct or indirect wholly-owned Subsidiary of KNEI;

                  (b) the Agent shall have consented to such Person becoming an Additional Originator, such consent (which shall be in the sole discretion of the Agent) to be evidenced by the Agent's execution and delivery of the applicable Joinder Supplement; and

                              (c) no Receivables shall be
                              purchased from such Person
                              hereunder until on or after the
                              date (the "Additional Originator
                              Closing Date") on which all
                              conditions specified in Section 3.3
                              have been satisfied with respect to
                              such Originator.

a.             Section Withdrawal of Originator .   Any
Originator may terminate further sales of interests in its Receivables hereunder by providing at least fifteen days' notice to Buyer and Agent of such withdrawal. On the date set forth in such notice (the "Withdrawal Date"), such Originator shall discontinue any further sale of interests in Receivables and shall only be party to this Agreement to the extent that Buyer continues to have an interest in any Purchased Receivables acquired from such Originator or any amounts remain payable by Buyer or such Originator to the other hereunder. No such withdrawal shall affect the Originator's representations or agreements concerning Purchased Receivables or Related Security in which Buyer retains an interest or any related Collections.

           1.   ARTICLE REPRESENTATIONS AND WARRANTIES

a. Section Representations and Warranties of Originators . Each Originator hereby represents and warrants to Buyer that:

i. Corporate Existence and Power. Such Originator is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business and is in good standing as a foreign enterprise in each jurisdiction where the nature of its business requires such qualification and has and holds all full power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where a failure to do so will not cause a Material Adverse Effect.
ii.
iii. Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, such Originator's use of the proceeds of the Purchase made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.
iv.
v. No Conflict. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate
(i) its certificate or articles of incorporation or by-laws (or equivalent organizational documents), (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries (except as created hereunder) and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
vi.
vii. Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
viii.
ix. Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Originator's knowledge, threatened, against or affecting such Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Originator is not in default with respect to any order of any court, arbitrator or governmental body.
x.
xi. Binding Effect. This Agreement and each other Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
xii.
xiii. Accuracy of Information. All information heretofore furnished by such Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
xiv.
xv. Use of Proceeds. No proceeds of the Purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.
xvi.
xvii. Good Title. Immediately prior to the time each Receivable came into existence, such Originator shall be the legal and beneficial owner of each such Receivable and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Originator's ownership interest in each Receivable, its Collections and the Related Security.
xviii.
xix. Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from such Originator) legal and equitable title to, with the right to sell and encumber each Receivable existing and hereafter arising, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in the Receivables, the Related Security and the Collections.
xx.
xxi. Places of Business. The principal places of business and chief executive office of such Originator and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Such Originator's Federal Employer Identification Number is correctly set forth on Exhibit II.
xxii.
xxiii.                   Collections.  The conditions and
requirements set forth in Section 4.1(j) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of such Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on
Exhibit III.
xxiv.
xxv. Material Adverse Effect. Since June 30, 1999 no event has occurred that would have a Material Adverse Effect. xxvi.
xxvii.                   Names.  In the past five (5) years, KNEI
has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement. As of the date of the applicable Joinder Supplement, in the five years prior to such date, the applicable Additional Originator has not used any corporate names, trade names, or assumed names other than those listed on the applicable Joinder Supplement. xxviii.
xxix. Ownership of Buyer. KNEI owns, directly or indirectly, 100% of the issued and outstanding capital stock of Buyer, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.
xxx.
xxxi. Not a Holding Company or an Investment Company. Such Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.
xxxii.
xxxiii.                  Compliance with Law.  Such Originator
has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject and with respect to which a failure to comply will cause a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (in cluding, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.
xxxiv.
xxxv. Compliance with Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which Buyer (or its assigns) has been notified in accordance with Section 4.1(a)(vii).
xxxvi.
xxxvii.                  Payments to Originator.  With respect to
each Receivable transferred to Buyer hereunder, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by such Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C.
 101 et seq.), as amended.
xxxviii.
xxxix.                   Enforceability of Contracts.  Each
Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
xl.
xli.                Eligible Receivables.  Each Receivable
included in the Net Receivables Balance as an Eligible Receivable on the date it came into existence was an Eligible Receivable on such date.
xlii.
xliii.                   Year 2000.  Such Originator (i) has
reviewed the areas within its business and operations which could be adversely affected by the Year 2000 Problem, (ii) has developed a Year 2000 Plan to address the Year 2000 Problem on a timely basis, (iii) is taking all actions necessary to meet the schedule and goals of the Year 2000 Plan and (iv) has established adequate reserves to implement the Year 2000 Plan. Such Originator does not reasonably anticipate that the Year 2000 Problem could have a Material Adverse Effect.
xliv.
xlv.                Accounting.  The manner in which such
Originator accounts for the transactions contemplated by this Agreement does not jeopardize the true sale analysis.
xlvi.
xlvii.                   Compliance with Representations.  On and
as of the date of the Purchase and on and as of each subsequent date each Receivable came into existence, such Originator hereby represents and warrants that all of the other representations and warranties set forth in this Article II are true and correct on and as of each such date (and after giving effect to all Receivables in existence on each such date) as though made on and as of each such date.
xlviii.
xlix.                    Type of Receivable.  None of the
Receivables transferred to Buyer under this Agreement resulted from the sale of an interest in minerals or the like (including oil and gas) before extraction or at the well head or the mine head.

              1.   ARTICLE CONDITIONS OF PURCHASES

i. Section Conditions Precedent to Purchase . The initial Purchase under this Agreement is subject to the conditions precedent that Buyer shall have received on or before the date of such purchase those documents listed on Schedule A and all of the conditions to the Purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

a.             Section Conditions Precedent to Subsequent
Payments . Buyer's obligation to pay for Receivables coming into existence after the date hereof shall be subject to the further condition precedent that the Facility Termination Date shall not have occurred. Each Originator represents and warrants that the representations and warranties set forth in Article II are true and correct on and as of the date each Receivable came into existence as though made on and as of such date.
b.
c. Section Conditions Precedent to Purchase from Additional Originators . The Purchase under this Agreement from an Additional Originator is subject to the conditions precedent that, on or before the Additional Originator Closing Date for such Additional Originator:
d.
i.                the following documents shall have been
delivered:
ii.
     (1) a certificate from each such Additional Originator's Secretary certifying:

             1) an attached copy of its Certificate of
           Incorporation or other charter document(s)
             (certified within 30 days prior to the
            Additional Originator Closing Date by the
            Secretary of State of its jurisdiction of
                  formation or incorporation);

            2) an attached copy of its by-laws, operating
                agreement or other constitutional
                          document(s);

              3)   an attached copy of resolutions of
            its Board of Directors or other governing
          body authorizing its execution, delivery and
           performance of the Joinder Supplement, the
            Sale Agreement and related documents; and

                 4)  the names, titles and specimen
            signatures of its officers authorized to
           execute and deliver the Joinder Supplement,
            the Sale Agreement and related documents;

     (1) good standing certificates for each such Additional Originator from the states in which it is formed and in which it has principal operations certified by each such state within 30 days prior to the Additional Originator Closing Date;

     (1) state and federal tax lien, judgment lien and UCC lien searches against each such Additional Originator from the state in which its Chief Executive Office is located (the "Filing State") and as applicable for tax and judgment liens;

     (1) executed UCC financing statements naming each such Additional Originator, as debtor, PRC, as secured party, and Bank One, NA, as Agent, as assignee of secured party, for filing with the Secretary of State of the Filing State;

     (1)                   opinions from each such Additional
     Originator's counsel, in form and substance reasonably satisfactory to the Agent, regarding corporate, UCC, true sale, non-consolidation and other matters with respect to each such Additional Originator;

     (1) an Officer's Certificate from KNEI to the effect that no Amortization Event or Potential Amortization Event has occurred and is continuing;

     (1)                   an executed Collection Agreement with
     respect to each such Additional Originator's Collection Accounts;
     and

(1)                       a Monthly Report which reflects the
     addition of the Receivables of such Additional Originator and the Net Receivables Balance and Aggregate Reserves for such Additional Originator. For purposes of all calculations hereunder and under the Purchase Agreement, the Net Receivables Balance and Aggregate Reserves for the Additional Originator shown in such supplement shall supersede or supplement the calculation of such items in the then outstanding Monthly Report, effective as of the Additional Originator Closing Date.


                     1.   ARTICLE COVENANTS

a. Section Affirmative Covenants of KNEI . Until the date on which this Agreement terminates in accordance with its terms, KNEI, in its capacity as Originator, hereby covenants as set forth below:

i. Financial Reporting. KNEI will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to Buyer (or its assigns):
ii.
     (1) Annual Reporting. Within 100 days after the close of each of its respective fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for KNEI and its consolidated subsidiaries for such fiscal year certified in a manner acceptable to Buyer (and its assigns) by independent public accountants acceptable to Buyer (and its assigns).

     (1) Quarterly Reporting. Within 50 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of KNEI as at the close of each such period and statements of income and retained earnings and a statement of cash flows for KNEI for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

     (1) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by KNEI's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

     (1)                   Shareholders Statements and Reports.
     Promptly upon the furnishing thereof to the shareholders of KNEI copies of all financial statements, reports and proxy statements so furnished.

     (1) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which KNEI or any of its Subsidiaries files with the Securities and Exchange
     Commission.

     (1)                   Copies of Notices.  Promptly upon its
     receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent or the Conduits, copies of the same.

     (1) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

     (1) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of KNEI as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

i. Notices. KNEI will notify Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
ii.
     (1)                   Amortization Events or Potential
     Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of KNEI.

     (1) Litigation. The institution of any litigation, arbitration, proceeding or governmental proceeding against any Originator or any of its Subsidiaries, or to which such Originator or any of its Subsidiaries becomes party, in either case which (A) remains unsettled for a period of 90 days from the commencement thereof and involves claims for damages or relief in an amount which could reasonably be expected to have a Material Adverse Effect, or (B) has resulted in a final judgment or judgments for the payment of money in an amount which has a Material Adverse Effect.

     (1) Material Adverse Effect. The occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect.

     (1) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which KNEI is a debtor or an obligor pursuant to which KNEI has an obligation of $50,000,000 or more.

(1)                       Downgrade of the KNEI.  Any downgrade
in the    rating of any Indebtedness of KNEI or any of its
Subsidiaries by Standard and Poor's Ratings Services or by
Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.
(2)
b.             Section Affirmative Covenants of Each Originator .
Until the date this Agreement shall terminate in accordance with its terms, each Originator, in its capacity as an Originator, covenants and agrees as follows:
c.
i. Compliance with Laws and Preservation of Corporate Existence. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject with respect to which a failure to comply may reasonably be expected to cause a Material Adverse Effect. Such Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign enterprise in each jurisdiction where its business is conducted and where a failure to qualify would cause a Material Adverse Effect.
ii.
iii. Audits. Such Originator will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request. Such Originator will, from time to time, during regular business hours as requested by Buyer (or its assigns), upon reasonable notice, permit Buyer (or its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator's financial condition or the Receivables and the Related Security or such Originator's performance under any of the Transaction Documents or such Originator's performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge of such matters. Such Originator shall reimburse Buyer promptly for all of Buyer's reasonable costs incurred in connection with (i) so long as no Amortization Event or Potential Amortization Event has occurred, not more than one such audit per calendar year and (ii) following the occurrence of an Amortization Event or a Potential Amortization Event, any such audit.
iv.
v.                  Keeping and Marking of Records and Books.
vi.
     (1) Such Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Such Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

     (1) Such Originator will (A) on or prior to the date hereof, mark its master data processing records relating to the Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) following the occurrence of an Amortization Event, upon the request of Buyer (or its assigns), (x) mark each Contract with a legend describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) and (y) deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

i. Compliance with Contracts and Credit and Collection Policy. Such Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables with respect to which a failure to perform or comply may reasonably be expected to adversely affect the collectibility thereof, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. Such Originator will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.
ii.
iii. Ownership. Such Originator will take all necessary action to establish and maintain, irrevocably in Buyer, legal and equitable title to the Receivables, the Related
Security and the Collections, free and clear of any Adverse
Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).
iv.
v. Purchasers' Reliance. Such Originator acknowledges that the Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from such Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, such Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and any Affiliates thereof and not just a division of such Originator. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Originator and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations 1.1502-33(d) and 1.1552-1.
vi.
vii. Collections. Such Originator will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Originator or any Affiliate of such Originator, such Originator will remit (or will cause all such payments to be remitted) directly to a Collection Bank for deposit into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, such Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Such Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and, will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement. viii.
ix. Taxes. Such Originator will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing.
x.
xi. Obligations under Purchase Agreement. Such Originator covenants and agrees to fully perform all of the obligations of an Originator set forth in the Purchase Agreement. xii.
b.             Section Negative Covenants of the Originators .
Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants that:
c.
i. Name Change, Offices and Records. Such Originator will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have:
(i) given Buyer (and its assigns) at least forty-five (45) days' prior written notice thereof and (ii) delivered to Buyer (or its assigns) all financing statements, instruments and other documents requested by Buyer (or its assigns) in connection with such change or relocation.
ii.
iii.                Change in Payment Instructions to Obligors.
Such Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (and its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.
iv.
v. Modifications to Contracts and Credit and Collection Policy. Such Originator will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to Article VIII of the Purchase Agreement, such Originator will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.
vi.
vii. Sales, Liens. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator. Such Originator shall not create nor suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.
viii.
ix. Accounting for Purchase. Such Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and the Related Security by such Originator to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and the Related Security by such Originator to Buyer.
x.
           2.   ARTICLE ADMINISTRATION AND COLLECTION

a.             Section Designation of Sub-Servicer .
b.
i. The servicing, administration and collection of the Receivables shall be conducted by the Servicer so designated from time to time in accordance with Section 8.1(a) of the Purchase Agreement. KNEI is hereby designated as, and hereby agrees to act as, sub-servicer (the "Sub-Servicer") for Buyer in Buyer's capacity as the initial Servicer designated pursuant to the terms of the Purchase Agreement, and KNEI agrees in such capacity as Sub-Servicer to perform all of the duties and obligations of the Servicer set forth herein and in the Purchase Agreement with respect to the Receivables, the Related Security related thereto and Collections thereof. If the Agent appoints a new Servicer pursuant to the terms hereof, KNEI shall no longer be required to act as Sub-Servicer hereunder unless it so consents.

i. KNEI further agrees that, so long as it shall remain as Sub-Servicer, it shall be directly liable to the Agent and the Purchasers for the full and prompt performance of all such duties and responsibilities of the Servicer; provided that
(i) nothing in this Agreement shall eliminate Buyer's primary liability to the Agent and the Purchasers for its duties as Servicer (for so long as Buyer is the Servicer or the Servicer is an Affiliate thereof or is appointed by Buyer), (ii) Buyer and its assigns shall retain sole responsibility and authority for withdrawing funds from each Collection Account, and (iii) the Agent and the Purchasers shall be entitled to deal exclusively with Buyer in matters relating to the discharge by the Servicer of its duties pursuant to Section 8.1 of the Purchase Agreement. ii.
iii. Without the prior written consent of Buyer and its assignees, KNEI shall not be permitted to delegate any of its duties or responsibilities as Sub-Servicer to any Person other than an Originator. If at any time, pursuant to the terms and conditions of the Purchase Agreement, the Agent shall designate as Servicer any Person other than Buyer, all duties and responsibilities theretofore delegated by Buyer to the Sub-Servicer shall be terminated forthwith.

a.             Section Duties of Sub-Servicer .
b.
i. The Sub-Servicer shall take or cause to be taken all such actions as may be reasonably necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy, in each case to the same extent required of such Originator under Section 4.2(d).

i. The Sub-Servicer shall use its reasonable best efforts to segregate, on each Business Day, in a manner reasonably acceptable to Buyer and the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Sub-Servicer prior to the remittance thereof to Buyer. The Sub-Servicer shall remit to Buyer all Collections of Receivables not later than the Business Day immediately following receipt of such Collections. The Sub-Servicer shall cause Collections to be applied as described herein and in the Purchase Agreement.
ii.
iii. The Sub-Servicer, may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Sub-Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agent or the Purchasers under the Purchase Agreement. Notwithstanding anything to the contrary contained herein, from and after the occurrence of an Amortization Event, Buyer shall have the absolute and unlimited right to direct the Sub-Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.
iv.
v. The Sub-Servicer shall hold in trust for Buyer and its assignees, in accordance with their respective interests, all Records that it is required to maintain hereunder, the related Contracts and Related Security or that are otherwise necessary or desirable to collect the Receivables and (to the fullest extent permitted to do so without violating contractual restrictions imposed by licensors as provided in Section 1.6(a) herein or the confidentiality provisions of any such contract) shall, as soon as reasonably practicable upon demand of Buyer upon the occurrence and during the continuance of an Amortization Event, deliver or make available to Buyer copies of all such Records at the chief executive office of such Sub-Servicer.
vi.
vii. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator in connection with a Receivable shall, except as otherwise required by contract or law and unless otherwise instructed by Buyer, be applied as a Collection to such Receivable or Receivables of such Obligor originated by such Originator as shall be designated by such Originator.
viii.
ix. If KNEI is terminated as Sub-Servicer, KNEI as Sub-Servicer agrees to cooperate with Buyer and the successor Sub-Servicer in effecting the termination of the responsibilities and rights of KNEI to conduct servicing hereunder, and shall (to the fullest extent permitted to do so without violating contractual restrictions imposed by licensors as provided in Section1.5(a) herein or the confidentiality provisions of any such contract) promptly transfer to the successor Sub-Servicer copies of all records, correspondence and documents necessary for the continued servicing of the Receivables, and shall do and accomplish all other acts or things necessary or appropriate to effect the transfer of servicing rights.
x.
b. Section Collection Rights . KNEI hereby authorizes Buyer and the Servicer, and agrees that each of Buyer and the Servicer shall, if KNEI is terminated as Sub-Servicer, be entitled to (i) endorse its name on checks and other instruments representing Collections, (ii) enforce the Receivables and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Servicer or its designees, on behalf of Buyer and its assignees, rather than KNEI.
c.
d. Section Responsibilities of the Sub-Servicer and Originators . Anything herein to the contrary notwithstanding, the exercise by Buyer (or its assignees) of its rights hereunder shall not release any Sub-Servicer or any Originator from any of their respective duties or obligations with respect to any Receivables or under the related Contracts. Neither Buyer nor any of its assignees (including any Servicer) shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of such Sub-Servicer or Originator.
e.
f. Section Reports . Not later than the third Business Day preceding each Settlement Date, the Sub-Servicer shall prepare and forward to Buyer and the Agent a Monthly Report for the related Calculation Period (or other comparable report for such period as may be applicable).
g.
h. Section Sub-Servicer Fee . In consideration of the Sub-Servicer's agreement to perform the duties and obligations of the Servicer under the Purchase Agreement, Buyer hereby agrees that, so long as KNEI shall continue to perform as Sub-Servicer hereunder, Buyer shall, within 30 days of each Settlement Date, pay over to KNEI a monthly fee in an amount equal to (i) a per annum rate not to exceed 1% agreed to by Buyer and KNEI from time to time, multiplied by (ii) the average Outstanding Balance of the Receivables held by Buyer (without taking account of any interests therein sold pursuant to the Purchase Agreement) during the related Calculation Period, such fee to be calculated to provide the Sub-Servicer reasonable compensation for its servicing activities. Such fee shall be payable for each Calculation Period on the related Settlement Date and may be payable with the proceeds of any Subordinated Loan (to the extent that a Subordinated Loan could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount).
i.

                1.   ARTICLE AMORTIZATION EVENTS

a. Section Amortization Events . The occurrence of any one or more of the following events shall constitute an Amortization Event:

i. Any Originator shall fail (i) to make any payment or deposit required hereunder when due and such failure continues for one (1) Business Day, or (ii) to perform or observe any covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for ten (10) Business Days after notice thereof has been given to such Originator by Buyer (or its assignees).
ii.
iii. Any representation, warranty, certification or statement made by any Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.
iv.
v. KNEI or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period; provided, however, that if any such failure is cured by KNEI or such Subsidiary or is waived by the requisite percentage of holders of such Material Financial Obligations entitled to so waive, then the Amortization Event under this Agreement by reason of such failure shall be deemed to have been cured.
vi.
vii. Any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; provided, however, that if any such acceleration is rescinded, or any such event or condition is cured by KNEI or any Subsidiary or is waived by the requisite percentage of holders of such Material Debt entitled to so waive, then the Amortization Event under this Agreement by reason of such acceleration, event or condition shall be deemed to have been cured.
viii.
(1) Any Originator or any of its Material Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Originator or any of its Material Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, and such proceedings shall not be dismissed within 60 days of the filing thereof or (ii) any Originator or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clause (i) of this subsection (d).
(2)
ix.               A Change of Control of KNEI shall occur.
x.
xi. One or more final judgments for the payment of money shall be entered against any Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.
xii.
b. Section Remedies . Upon the occurrence and during the continuation of an Amortization Event, Buyer may take any of the following actions: (i) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by such Originator; provided, however, that upon the occurrence of Amortization Event described in Section 6.1(d), or of an actual or deemed entry of an order for relief with respect to such Originator under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by such Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Buyer to such Originator. The aforementioned rights and remedies shall be in addition to all other rights and remedies of Buyer and its assigns available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
c.
                  2.   ARTICLE INDEMNIFICATION

a. Section INDEMNITIES BY KNEI . WITHOUT LIMITING ANY OTHER RIGHTS THAT BUYER MAY HAVE HEREUNDER OR UNDER APPLICABLE LAW, KNEI HEREBY AGREES TO INDEMNIFY BUYER AND ITS ASSIGNS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES (EACH AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL DAMAGES, LOSSES, CLAIMS, TAXES, LIABILITIES, COSTS, EXPENSES AND FOR ALL OTHER AMOUNTS PAYABLE, INCLUDING REASONABLE ATTORNEYS' FEES (WHICH ATTORNEYS MAY BE EMPLOYEES OF BUYER) AND DISBURSEMENTS (ALL OF THE FOREGOING BEING COLLECTIVELY REFERRED TO AS "INDEMNIFIED AMOUNTS") AWARDED AGAINST OR INCURRED BY ANY OF THEM ARISING OUT OF OR AS A RESULT OF THIS AGREEMENT OR THE ACQUISITION, EITHER DIRECTLY OR INDIRECTLY, BY BUYER OF AN INTEREST IN THE RECEIVABLES, EXCLUDING, HOWEVER:

     (1) INDEMNIFIED AMOUNTS TO THE EXTENT A FINAL JUDGMENT OF A COURT OF COMPETENT JURISDICTION HOLDS THAT SUCH INDEMNIFIED AMOUNTS RESULTED FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY SEEKING
     INDEMNIFICATION;

     (1) INDEMNIFIED AMOUNTS TO THE EXTENT THE SAME INCLUDES LOSSES IN RESPECT OF RECEIVABLES THAT ARE UNCOLLECTIBLE ON ACCOUNT OF THE INSOLVENCY, BANKRUPTCY OR LACK OF
     CREDITWORTHINESS OF THE RELATED OBLIGOR; OR

(1) TAXES IMPOSED BY THE JURISDICTION IN WHICH SUCH INDEMNIFIED PARTY'S PRINCIPAL EXECUTIVE OFFICE IS LOCATED, ON OR MEASURED BY THE OVERALL NET INCOME OF SUCH INDEMNIFIED PARTY TO THE EXTENT THAT THE COMPUTATION OF SUCH TAXES IS CONSISTENT WITH THE INTENDED TAX CHARACTERIZATION;

     (1) INDEMNIFIED AMOUNTS TO THE EXTENT THE SAME ARE A RESULT OF A VIOLATION BY SUCH INDEMNIFIED PARTY OF ANY
     BANKING OR SECURITIES LAWS OR REGULATIONS;

     (1)                   INDEMNIFIED AMOUNTS TO THE EXTENT THEY
     INCLUDE COSTS AND EXPENSES OF A TYPE REFERRED TO IN SECTION 7.2 HEREOF, EXCEPT TO THE EXTENT PROVIDED IN SECTION 7.2;

     (1) INDEMNIFIED AMOUNTS TO THE EXTENT THEY CONSTITUTE STATE OR LOCAL FRANCHISE TAXES TO THE EXTENT THAT THE INDEMNIFIED PARTY IS SUBJECT TO TAXATION IN THE JURISDICTION IMPOSING SUCH FRANCHISE TAXES SOLELY FOR REASONS OTHER THAN THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS; AND

     (1) INDEMNIFIED AMOUNTS THAT UNDER THE TERMS OF CLAUSES (I) THROUGH (XIV) BELOW ARE EXPRESSLY EXCEPTED FROM THE INDEMNIFICATION PROVISIONS OF SUCH CLAUSES.

PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS SENTENCE SHALL LIMIT THE LIABILITY OF KNEI OR LIMIT THE RECOURSE OF BUYER TO KNEI FOR AMOUNTS OTHERWISE SPECIFICALLY PROVIDED TO BE PAID BY KNEI UNDER THE TERMS OF THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING INDEMNIFICATION, BUT SUBJECT TO THE LIMITATIONS SET FORTH IN CLAUSES (I) AND (II) OF THIS PREVIOUS SENTENCE, KNEI SHALL INDEMNIFY BUYER FOR INDEMNIFIED AMOUNTS (INCLUDING, WITHOUT LIMITATION, LOSSES IN RESPECT OF UNCOLLECTIBLE RECEIVABLES, REGARDLESS OF WHETHER REIMBURSEMENT THEREFOR WOULD CONSTITUTE RECOURSE TO SELLER) RELATING TO OR RESULTING FROM:

     (i) ANY REPRESENTATION OR WARRANTY MADE BY ANY ORIGINATOR (OR ANY OFFICERS OF SUCH ORIGINATOR) UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER INFORMATION OR REPORT DELIVERED BY SUCH ORIGINATOR PURSUANT HERETO OR THERETO, WHICH SHALL HAVE BEEN FALSE OR INCORRECT WHEN MADE OR DEEMED MADE;

     (i) THE FAILURE BY ANY ORIGINATOR, TO COMPLY WITH ANY APPLICABLE LAW, RULE OR REGULATION WITH RESPECT TO ANY RECEIVABLE OR CONTRACT RELATED THERETO, OR THE NONCONFORMITY OF ANY RECEIVABLE OR CONTRACT INCLUDED THEREIN WITH ANY SUCH APPLICABLE LAW, RULE OR REGULATION OR ANY FAILURE OF ANY ORIGINATOR TO KEEP OR PERFORM ANY OF ITS OBLIGATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO ANY CONTRACT;

     (i) ANY FAILURE OF ANY ORIGINATOR TO PERFORM ITS DUTIES, COVENANTS OR OTHER OBLIGATIONS IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT;

     (i) ANY PRODUCTS LIABILITY OR SIMILAR CLAIM ARISING OUT OF OR IN CONNECTION WITH MERCHANDISE, INSURANCE OR SERVICES THAT ARE THE SUBJECT OF ANY CONTRACT;

     (i) ANY DISPUTE, CLAIM, OFFSET OR DEFENSE (OTHER THAN DISCHARGE IN BANKRUPTCY OF THE OBLIGOR) OF THE OBLIGOR TO THE PAYMENT OF ANY RECEIVABLE (INCLUDING, WITHOUT LIMITATION, A DEFENSE BASED ON SUCH RECEIVABLE OR THE RELATED CONTRACT NOT BEING A LEGAL, VALID AND BINDING OBLIGATION OF SUCH OBLIGOR ENFORCEABLE AGAINST IT IN ACCORDANCE WITH ITS TERMS), OR ANY OTHER CLAIM RESULTING FROM THE SALE OF THE MERCHANDISE OR SERVICE RELATED TO SUCH RECEIVABLE OR THE FURNISHING OR FAILURE TO FURNISH SUCH MERCHANDISE OR SERVICES;

     (i)                   THE COMMINGLING OF COLLECTIONS OF
     RECEIVABLES AT ANY TIME WITH OTHER FUNDS;

     (i) ANY INVESTIGATION, LITIGATION OR PROCEEDING RELATED TO OR ARISING FROM THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, THE USE OF THE PROCEEDS OF A PURCHASE, THE OWNERSHIP OF THE RECEIVABLES OR ANY OTHER INVESTIGATION, LITIGATION OR PROCEEDING RELATING TO ANY ORIGINATOR IN WHICH ANY INDEMNIFIED PARTY BECOMES INVOLVED AS A RESULT OF ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY;

     (i) ANY INABILITY TO LITIGATE ANY CLAIM AGAINST ANY OBLIGOR IN RESPECT OF ANY RECEIVABLE AS A RESULT OF SUCH OBLIGOR BEING IMMUNE FROM CIVIL AND COMMERCIAL LAW AND SUIT ON THE GROUNDS OF SOVEREIGNTY OR OTHERWISE FROM ANY LEGAL ACTION, SUIT OR PROCEEDING;

     (i)                   ANY AMORTIZATION EVENT DESCRIBED IN SECTION
     6.1(D);

     (i) ANY FAILURE TO VEST AND MAINTAIN VESTED IN BUYER, OR TO TRANSFER TO BUYER, LEGAL AND EQUITABLE TITLE TO, AND OWNERSHIP OF, THE RECEIVABLES, THE RELATED SECURITY AND THE
     COLLECTIONS, FREE AND CLEAR OF ANY ADVERSE CLAIM;

     (i) THE FAILURE TO HAVE FILED, OR ANY DELAY IN FILING, FINANCING STATEMENTS OR OTHER SIMILAR INSTRUMENTS OR DOCUMENTS UNDER THE UCC OF ANY APPLICABLE JURISDICTION OR OTHER APPLICABLE LAWS WITH RESPECT TO ANY RECEIVABLE, THE RELATED SECURITY AND COLLECTIONS WITH RESPECT THERETO, AND THE PROCEEDS OF ANY THEREOF, WHETHER AT THE TIME OF THE PURCHASE OR AT ANY SUBSEQUENT TIME;

     (i) ANY ACTION OR OMISSION BY ANY ORIGINATOR WHICH REDUCES OR IMPAIRS THE RIGHTS OF BUYER WITH RESPECT TO ANY RECEIVABLE OR THE VALUE OF ANY SUCH RECEIVABLE;

     (i)                   ANY ATTEMPT BY ANY PERSON TO VOID ANY
     PURCHASE HEREUNDER UNDER STATUTORY PROVISIONS OR COMMON LAW OR EQUITABLE ACTION; AND

     (i)                   THE YEAR 2000 PROBLEM INVOLVING KNEI OR ANY
     ORIGINATOR.

1.1 Section Other Costs and Expenses . Knei shall pay to buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Knei shall pay to buyer on demand any and all costs and expenses of buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this agreement or such documents, or the administration of this agreement following an amortization event.
1.2
1.3 Section LIABILITY OF ADDITIONAL ORIGINATORS TO KNEI AND INDEMNIFIED PARTIES . NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, KNEI SHALL HAVE THE RIGHT TO SEEK CONTRIBUTION FROM ANY ADDITIONAL ORIGINATOR FOR ANY INDEMNIFIED LOSSES WHICH IT INDEMNIFIED BUT WHICH WERE CAUSED, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, BY SUCH ADDITIONAL ORIGINATOR'S ACTION OR INACTION. IN ADDITION, IF KNEI FAILS TO PERFORM ITS INDEMNIFICATION OR REIMBURSEMENT OBLIGATIONS IN A TIMELY FASHION, THEN THE ADDITIONAL ORIGINATORS SHALL BE JOINTLY AND SEVERALLY LIABLE TO EACH INDEMNIFIED PARTY FOR ALL LOSSES SUBJECT TO INDEMNIFICATION OR REIMBURSEMENT PURSUANT TO THIS AGREEMENT.
1.4

                   1    ARTICLE MISCELLANEOUS

(a)            Section Waivers and Amendments .    No failure or
delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(a) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by all Originators and Buyer and, to the extent required under the Purchase Agreement, the Agent and the Financial Institutions or the Required Financial Institutions.
(b)
(i) Section Notices . Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective if given by telecopy, upon the receipt thereof, if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or if given by any other means, when received at the address specified in this
Section 8.2.
(ii)
(c)            Section Protection of Ownership Interests of Buyer
 .   Each Originator agrees that from time to time, at its
expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time during the continuance of an Amortization Event, Buyer (or its assigns) may, at the Originator's sole cost and expense, direct an Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.
(d)
(e) If any Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by such Originator as provided in Section 7.2. Each Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(es)-in-fact, to act on behalf of the Originator (i) to execute on behalf of the Originator as debtor and to file financing statements necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables. This appointment is coupled with an interest and is irrevocable.
(f)
(g)            Section Confidentiality .   Each Originator shall
maintain and shall cause each of its respective employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Agent and the Conduits and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Originator and its officers and employees may disclose such information to such Originator's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.
(h)
(i) In the event that any Originator provides to Buyer, the Agent or any Purchaser information belonging to such Originator, Buyer, the Agent and the Purchasers shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are disclosed to Buyer, the Agent, the Financial Institutions or Conduits by each other, (ii) are disclosed by Buyer, the Agent or the Purchasers to any prospective or actual assignee or participant of any of them, (iii) are disclosed by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Conduits or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, (iv) are in the public domain, (v) hereafter become part of the public domain without Buyer, the Agent or the Purchasers breaching their obligation of confidence to such Originator, (vi) are previously known by Buyer, the Agent or the Purchasers from some source other than such Originator, (vii) are hereafter obtained by or available to Buyer, the Agent or the Purchasers from a third party who owes no obligation of confidence to such Originator with respect to such information or through any other means other than through disclosure by such Originator, (viii) are disclosed with such Originators consent, (ix) must be disclosed to any Governmental Authority regulating the activities of Buyer, the Agent or the Purchasers, or (x) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding.
(j)
1.2 Section Bankruptcy Petition . Each Originator and each Buyer hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of each Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
1.3
1.4 Section CHOICE OF LAW . ALL PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS.
1.5
1.6 Section CONSENT TO JURISDICTION . EACH ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT AND EACH ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.
NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ANY OR ALL OF THE ORIGINATORS IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS. 1.7
1.8 Section WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
1.9
1.10           Section Integration; Binding Effect; Survival of
Terms .
1.11
(a) This Agreement, the Subordinated Note, the Subscription Agreement and each Collection Account Agreement contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(b)
(c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bank ruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by the Originators pursuant to
Article II, (ii) the indemnification and payment provisions of
Article VII, and Section 8.5 shall be continuing and shall survive any termination of this Agreement.
(d)
1.12 Section Counterparts; Severability; Section References . This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.
1.13
                   *      *     *     *     *
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


K N ENERGY, INC.


By:/s/ Rose M. Robeson
Title: Vice President and Treasurer

                                 Address:370 Van Gordon Street
                                 Lakewood, CO 80228



KN RECEIVABLES CORPORATION


By: /s/ Rose M. Robeson
Title:  Vice President and Treasurer

                                  Address:One Allen Center
                                  500 Dallas, Suite 1000
                                  Houston, TX 77002


                            Exhibit I

                           Definitions

          This is Exhibit I to the Agreement (as hereinafter
defined).   As used in the Agreement and the Exhibits, Schedules
and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

          "Additional Originator Closing Date" means, as to any Person, the first date upon which such Person becomes an Additional Originator hereunder pursuant to Section 1.8 of this Agreement.

          "Additional Originator" means each Person who becomes a party to this Agreement from time to time for the purpose of selling its Receivables to Buyer pursuant to Section 1.8 and who has not ceased to be a party to the Agreement and the Purchase Agreement pursuant to Section 1.9 of this Agreement.

          "Agent" has the meaning set forth in the Preliminary
Statements to the Agreement.

          "Agreement" means the Receivables Sale Agreement dated as of September 28, 1999, between Originator and Buyer, as the same may be amended, restated or otherwise modified.

          "Aggregate Reserves" has the definition set forth in the Purchase Agreement.

          "Amortization Date" means the earliest to occur of (i) the Facility Termination Date, (ii) any Business Day so designated by Originator or Buyer, and (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 6.1(d), (iii) the Business Day specified in a written notice from Buyer to Originator following the occurrence of any other Amortization Event, and (iv) the date which is 60 Business Days after Buyer's receipt of written notice from Originator that it wishes to terminate the facility evidenced by this Agreement.

          "Amortization Event" has the meaning set forth in
Section 6.1 of the Agreement.

          "Authorized Officer" means, with respect to each Originator, its corporate controller or chief financial officer.

          "Base Rate" means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes.

          "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business.

          "Buyer" has the meaning set forth in the preamble to the Agreement.

          "Buyer Payment" means any payment from Buyer of the Purchase Price for Receivables or any payment by Buyer of any amount owed in respect of Subordinated Loans.

          "Calculation Period" means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the Purchase of Receivables hereunder and the final Calculation Period shall terminate on the Amortization Date.

          "Change of Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of KNEI.

          "Collection Account" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited that is subject to a Collection Agreement.

          "Collection Agreement" means, in the case of any actual or proposed Collection Account, an agreement in substantially the form of Exhibit VI hereto.

          "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable and all Deemed Collections.

          "Continuing Eligible Receivable" means, as of any date of determination, a Receivable that (i) as of the date on which it was sold to Buyer under the Agreement, met all eligibility criteria in the definition of "Eligible Receivable" and (ii) as of such date of determination, meets all eligibility criteria in the definition of "Eligible Receivable."

          "Credit and Collection Policy" means the applicable
Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

          "Deemed Collections" means the aggregate of all amounts that Buyer shall be entitled to receive a Purchase Price Credit for pursuant to Section 1.3 herein.

          "Default Fee" means a per annum rate of interest equal to the sum of (i) the Base Rate, plus (ii) 2% per annum, it being understood that a Default Fee shall not accrue on a Receivable by reason of such Receivable becoming a Defaulted Receivable.

          "Defaulted Receivable" means a Receivable: (i) as to which the Originator thereof has taken any action, or suffered any event to occur, of the type described in Section 6.1(e);
(ii) as to which the Originator thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Originator's books as uncollectible,
(iv) which has been identified by Originator as uncollectible in accordance with the Credit and Collection Policy or (v) as to which any payment, or part thereof, remains unpaid for sixty-one
(61) days or more from the original due date for such payment.

          "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for thirty-one (31) days or more from the original due date for such payment.

          "Dilutions" means, at any time, the aggregate amount of reductions in the Outstanding Balances of the Receivables as a result of any setoff, discount, rebate, trade-in credit, credit memo, inter-company entry, adjustment or otherwise, other than
(i) cash Collections on account of the Receivables and
(ii) charge-offs.

          "Discount Factor" means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. The Originators and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchase which occurred during any Calculation Period ending prior to the Calculation Period during which the Originators and Buyer agree to make such change.

          "Eligible Receivable" has the meaning set forth in the Purchase Agreement.

          "FALCON" has the meaning set forth in the Preliminary
Statements to the Agreement.

          "Federal Bankruptcy Code" means Title 11 of the United
States Code entitled "Bankruptcy", as amended and any successor statute thereto.

          "Initial Cutoff Date" has the meaning set forth in
Section 1.2(a) hereof.

          "Intended Tax Characterization" means, for income tax purposes, the characterization of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by the Receivables, the Related Security and the Collections.

          "ISC" has the meaning set forth in the Preliminary
Statements to the Agreement.

          "KNEI" means K N Energy, Inc., a Kansas corporation, and its successors.

          "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of the applicable Originator and its Subsidiaries, (ii) the ability of the applicable Originator to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) the applicable Originator's, Buyer's, the Agent's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.
          "Material Debt" has the meaning set forth in the Receivables Purchase Agreement

          "Material Financial Obligations" has the meaning set forth in the Receivables Purchase Agreement.

          "Material Subsidiary" has the meaning set forth in the Receivables Purchase Agreement.

          "Net Worth" means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

          "Original Balance" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by Buyer.

          "Originator" has the meaning set forth in the preamble to the Agreement.

          "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

          "Purchase" means the purchase under the Agreement by Buyer from Originator of the Receivables, the Related Security and the Collections related thereto, together with all related rights in connection therewith.

          "Purchase Agreement" has the meaning set forth in the Preliminary Statements to the Agreement.

          "Purchase Price" means, with respect to any Purchase on any date, the aggregate price to be paid by Buyer to an Originator for such Purchase in accordance with Section 1.2 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer on such date, which price shall equal (i) the product of (x) the Original Balance of such Receivables, multiplied by (y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with
Section 1.3 of the Agreement.

          "Purchase Price Credit" has the meaning set forth in
Section 1.3 of the Agreement.

          "Purchased Receivables" means, collectively, all Receivables existing on the date of the Purchase hereunder, and all Receivables arising thereafter through and including the Amortization Date, all Related Security associated therewith, all Collections in respect of any Receivables or any Related Security, all proceeds of the foregoing, and all Collection Accounts and all balances, checks, money orders and other instruments from time to time therein, which in each case have been sold to Buyer hereunder.

          "Purchaser" has the meaning set forth in the Purchase
Agreement.

          "Receivable" means all accounts (as defined in Article
9.106 of the UCC) owed to an Originator (without giving effect to any transfer or conveyance under the Agreement) or Buyer (after giving effect to the transfers under the Agreement) constituting an account under Article 9.102 of the UCC arising in connection with the sale or the rendering of services by such Originator and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

          "Related Security" means, with respect to any
Receivable:

(i) all of each Originator's interest in inventory and goods (including returned or repossessed inventory or goods), if any, the financing of which by such Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

     (i) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

     (i)                   all guaranties, insurance and other
     agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

     (i) all service contracts and other contracts and agreements associated with such Receivable,

     (i)                   all Records related to such Receivable, and

     (i)                   all proceeds of any of the foregoing.

          "Required Capital Amount" means the greater of (i)
$4,500,000 and (ii) 3% of the Net Receivables Balance at such time.

          "Settlement Date" means the 22nd day of each calendar month.

          "Subordinated Loan" has the meaning set forth in
Section 1.2(a) of the Agreement.

          "Subordinated Note" means a promissory note in substantially the form of Exhibit VIII hereto as more fully described in Section 1.2 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Subscription Agreement" means that certain Stockholder and Subscription Agreement, dated as of September 28, 1999, between KNEI and Buyer, substantially in the form of Exhibit VII hereto.

          "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

          "Transaction Documents" means, collectively, this Agreement, the Purchase Agreement, each Collection Account Agreement, the Subordinated Note, the Subscription Agreement and all other instruments, documents and agreements executed and delivered in connection herewith.

          All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Texas, and not specifically defined herein, are used herein as defined in such Article 9.

                           Exhibit II

            Places of Business; Locations of Records;
     Federal Employer Identification Number(s); Other Names


Places of Business:       One Allen Center
                              500 Dallas Street, Suite 1000
                              Houston, TX 77002

Locations of Records:    (a) Same as above
                                (b) 370 Van Gordon Street
                                    Lakewood, CO 80228

Federal Employer Identification Number:

Corporate, Partnership Trade and Assumed Names:
                           Exhibit III

        Lock-boxes; Collection Accounts; Collection Banks
                           Exhibit IV

                 Form of Compliance Certificate


          This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of September 28, 1999, between K N Energy, Inc. and the Additional Originators specified therein, ("Originators") and KN Receivables Corporation (the "Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1.  I am the duly elected ______________ of Originator.

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Originator and its Subsidiaries during the accounting period covered by the attached financial statements.

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or a Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

          4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Originator has taken, is taking, or proposes to take with respect to each such condition or event:

          The foregoing certifications, together with the
computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are
made and delivered this      day of               , 19__.

                              ______________________________
                                   [Name]
                            Exhibit V

                  Credit and Collection Policy


                           Exhibit VI

                 Form of Subscription Agreement

             STOCKHOLDER AND SUBSCRIPTION AGREEMENT

          THIS STOCKHOLDER AND SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of September 28, 1999, is entered into by and between KN Receivables Corporation, a Delaware corporation, ("SPV") and K N Energy, INC., a Kansas corporation ("Parent"). Except as otherwise specifically provided herein, capitalized terms used in this Agreement have the meanings ascribed thereto in the Receivables Sale Agreement, dated as of even date herewith, between SPV and Parent (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement").

                            RECITALS

          A. SPV has been organized under the laws of the State of Delaware for the purpose of, among other things, purchasing, holding, financing, receiving and transferring accounts receivable and related assets originated or otherwise held by Parent and/or its Subsidiaries.

          B. Contemporaneously with the execution and delivery of this Agreement: (i) Parent, various Additional Originators and SPV have entered into the Sale Agreement pursuant to which Parent and such Additional Originators have, from and after the Purchase date thereunder and prior to the termination date specified therein, sold all of their Receivables, Collections and Related Security to SPV; and (ii) SPV, Parent, as Servicer, certain financial institutions party thereto as "Purchasers," and Bank One, NA, as the "Agent," have entered into a Receivables Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement") pursuant to which SPV will sell "Purchaser Interests" to the Agent for the benefit of the Purchasers.

          C. SPV desires to sell shares of its capital stock to Parent, and Parent desires to purchase such shares, on the terms set forth in this Agreement.

3
          NOW, THEREFORE, SPV and Parent agree as follows:

1.             Section Purchase and Sale of Capital Stock.
Parent hereby purchases from SPV, and SPV hereby sells to Parent, 1,000 shares of common stock, par value $1.00 per share, of SPV (the "Common Stock") for the Stock Purchase Price set forth in
Section 2(a). The shares of Common Stock being purchased under this Agreement are referred to herein as the "Shares." Within three (3) Business Days from the date hereof, SPV shall deliver to Parent a certificate registered in Parent's name representing the Shares.
2.
3.             Section Consideration for Shares and Capital
Contributions.
4.
(a) Consideration for Shares. To induce SPV to enter into the Sale Agreement and to enable SPV to fund its obligations thereunder by consummating the transactions contemplated by the Purchase Agreement, and in reliance upon the representations and warranties set forth herein, Parent hereby pays to SPV on the date hereof the sum of $1,000 (the "Stock Purchase Price") in consideration of the purchase of the Shares. The Stock Purchase Price shall take the form of a transfer of cash, except that Parent may, in lieu of cash payment of the Stock Purchase Price, offset the amount of the Stock Purchase Price against the purchase price otherwise payable by SPV to Parent on the Purchase date pursuant to the Sale Agreement.
(b)
(c)                 Contributions After Initial Closing Date.
From time to time Parent may make additional capital contributions to SPV. All such contributions shall take the form of a cash transfer, except that SPV agrees to, in lieu of cash payment thereof, offset the amount of such contributions against the purchase price for Receivables otherwise payable by SPV to Parent on the date of such capital contributions. All of the Receivables so paid for through such offset shall constitute purchased Receivables within the meaning of the Sale Agreement and shall be subject to all of the representations, warranties and indemnities otherwise made thereunder. It is expressly understood and agreed that Parent has no obligations under this Agreement or otherwise to make any capital contributions from and after payment of the Stock Purchase Price.
(d)
5.             Section Representations and Warranties of SPV.
SPV represents and warrants to Parent as follows:
6.
(a) SPV is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as proposed to be conducted on the date hereof.
(b)
(c) SPV has all requisite legal and corporate power to enter into this Agreement, to issue the Shares and to perform its other obligations under this Agreement.
(d)
(e) Upon receipt by SPV of the Stock Purchase Price and the issuance of the Shares to Parent, the Shares will be duly authorized, validly issued, fully paid and nonassessable.
(f)
(g) SPV has taken all corporate action necessary for its authorization, execution and delivery of, and, its performance under, this Agreement.
(h)
(i) This Agreement constitutes a legally valid and binding obligation of SPV, enforceable against SPV in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(j)
(k) SPV has filed its Certificate of Incorporation in the form attached hereto as Annex A with the Secretary of State of Delaware and (ii) adopted By-laws in the form attached hereto as Annex B.
(l)
(m) The issuance of the Shares by SPV hereunder is legally permitted by all laws and regulations to which SPV is subject.
(n)
7.             Section Representations and Warranties of Parent.
Parent represents and warrants to SPV as follows:
8.
(a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Kansas, and has all requisite corporate power and authority to carry on its business as conducted on the date hereof.
(b)
(c) Parent has all requisite legal and corporate power to enter into this Agreement, to purchase the Shares and to perform its other obligations under this Agreement.
(d)
(e) Parent has taken all corporate action necessary for its authorization, execution and delivery of, and its performance under, this Agreement.
(f)
(g) This Agreement constitutes a legally valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(h)
(i) Parent is purchasing the Shares for investment for its own account, not as a nominee or agent, and not with a view to any distribution of any part thereof. Parent has no current intention of selling, granting a participation in, or otherwise distributing, the shares.
(j)
(k) Parent understands that the Shares have not been registered under the Securities Act of 1933, as amended, or under any other Federal or state law, and that SPV does not contemplate such a registration.
(l)
(m) Parent has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, and has made such investigations in connection herewith as have been deemed necessary or desirable to make such evaluation.
(n)
(o) The purchase of the Shares by Parent is legally permitted by all laws and regulations to which Parent is subject.
(p)
9.             Section Restrictions on Transfer Imposed by the
Act; Legend.
10.
(a)               Legend.    Each certificate representing any
Shares shall be endorsed with the following legend:
(b)
          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT. SUCH SECURITIES SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION, UNLESS, IN THE OPINION OF THE CORPORATION'S COUNSEL, SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

(a) Registration of Transfers. SPV need not register a transfer of any Shares unless the conditions specified in the legend set forth in Section 5(a) hereof are satisfied.
SPV may also instruct its transfer agent (which may be SPV) not to register the transfer of any Shares unless the conditions specified in the legend set forth in Section 5(a) hereof are satisfied.
(b)
2. Section Agreement to Vote. Parent hereby agrees and covenants to vote all of the shares of Common Stock now or hereafter owned by it, whether beneficially or otherwise, as is necessary at a meeting of stockholders of SPV, or by written consent in lieu of any such meeting, to cause to be elected to, and maintained on, SPV's board of directors at least one (1) person meeting the qualifications of an Independent Director and selected in accordance with the provisions of the Certificate of Incorporation and By-Laws of SPV.
3.
4. Section Successors and Assigns. Each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement except in connection with a transfer of Shares in compliance with the terms and conditions hereof, as contemplated by Section 5(b) above, or otherwise in accordance with the terms hereof. Any purported assignment, transfer or delegation in violation of this Section 7 shall be null and void ab initio. Subject to the foregoing limits on assignment and delegation and except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legatees, executors, administrators, assignees and legal successors.
5.
6. Section Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of SPV and Parent. Any amendment or waiver so effected shall be binding upon SPV and Parent.
7.
8. Section Further Acts. Each party agrees to perform any further acts and execute and deliver any document which may be reasonably necessary to carry out the provisions of this Agreement.
9.
10. Section Counterparts. This Agreement may be executed in any number of counterparts, and all of such counterparts together will be deemed one instrument.
11.
12. Section Notices. Any and all notices, acceptances, statements and other communications to Parent in connection herewith shall be in writing, delivered personally, by facsimile or certified mail, return receipt requested, and shall be addressed to the address of Parent indicated on the stock transfer register of SPV or, if no address is so indicated, to the address provided to SPV pursuant to the Sale Agreement unless changed by written notice to SPV or its successor.
13.
14. Section GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, EXCEPT AND TO THE EXTENT THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE IS APPLICABLE.
15.
16. Section Entire Agreement. This Agreement, together with the Sale Agreement and the documents expressly to be delivered in connection therewith, constitute the entire understanding and agreement between the parties hereto with subject matter hereof and thereof.
17.
18. Section Severability of this Agreement. In case any provision of this Agreement shall be invalid or unenforceable, the validity, legality and enforceability of the remaining shall not in any way be affected or impaired thereby. 19.
          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.
1.
2.
1.   KN RECEIVABLES CORPORATION


By:
Name:
Title:

K N ENERGY, INC.

By:
Name:
Title:


                ANNEX A to Subscription Agreement

                  Certificate of Incorporation
                Annex B to Subscription Agreement

                             By-Laws
                           Exhibit VII

                    Form of Subordinated Note


                        SUBORDINATED NOTE

                                             ______________, 1999

          1. Note. FOR VALUE RECEIVED, the undersigned, KN Receivables Corporation, a Delaware corporation ("SPV"), hereby unconditionally promises to pay to the order of K N Energy, Inc., a Kansas corporation ("Lender"), in lawful money of the United States of America and in immediately available funds, on the date following the Amortization Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables (other than Receivables which are uncollectible on account of insolvency, bankruptcy or lack of creditworthiness of the related Obligor) sold under the "Sale Agreement" referred to below has been reduced to zero and (ii) Lender and each other Originator under the Sale Agreement has paid to Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases (the "Collection Date"), the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by Lender to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of September 28, 1999 between the Lender and other Originators and SPV (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement"). Reference to Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

          2. Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Base Rate; provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate of the Base Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

          3. Principal Payments. Lender is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Lender to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

          4. Subordination. The indebtedness evidenced by this Subordinated Note is subordinated to the prior payment in full of all of SPV's recourse obligations under that certain Receivables Purchase Agreement dated as of September 28, 1999 by and among SPV, various "Purchasers" from time to time party thereto, and Bank One, NA, as the "Agent" (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their respective assignees (collectively, the "Senior Claimants") under the Purchase Agreement. Until the date on which all "Capital" outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the "Fee Letter" referenced therein (all such obligations, collectively, the "Senior Claim") have been indefeasibly paid and satisfied in full, Lender shall not demand, accelerate, sue for, take, receive or accept from SPV, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that (i) Lender hereby agrees that it will not institute against SPV any proceeding of the type described in Section 5.1(d) of the Sale Agreement unless and until the Collection Date has occurred and
(ii) nothing in this paragraph shall restrict SPV from paying, or Lender from requesting, any payments under this Subordinated Note so long as SPV is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants pursuant to the Purchase Agreement and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by Lender in violation of the immediately preceding sentence, Lender agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

          5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(d) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim (including "CP Costs" and "Yield" as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such CP Costs or Yield is an allowable claim in any such proceeding) before Lender is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

          6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent for the benefit of the Purchasers.

          7. GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

          8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Lender additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

          9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Lender without the prior written consent of the Agent, and any such attempted transfer shall be void.

          10.  Sharing of Amounts Received Pursuant to
Subordinated Note. Lender will share all amounts received pursuant to this Subordinated Note in accordance with Section 1.5 of the Sale Agreement.

                      KN RECEIVABLES CORPORATION


                      By:_____________________________
                                  Title:


                            Schedule
                               to
                        SUBORDINATED NOTE


          SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL


                          Amount
           Amount of      of         Unpaid
           Subordinated   Principal  Principal   Notation
 Date      Loan           Paid       Balance     made by



















     EXHIBIT VIII

                   FORM OF JOINDER SUPPLEMENT

                       JOINDER SUPPLEMENT

          <Insert name of company> (the "Company"), a <Insert
state of formation and kind of organization>, hereby joins in the Receivables Sale Agreement ("Sale Agreement"), dated as of __________, by and between K N Energy, Inc., certain other originators as specified therein and KN Receivables Corporation (as amended, restated, supplemented or otherwise modified from time to time). Except as otherwise specifically provided herein, capitalized terms used in this joinder have the meanings ascribed thereto in the Sale Agreement.

          The Company agrees to be bound by the terms of, and to perform all of the obligations of an Originator and Additional Originator under, the Sale Agreement and all related agreements. For purposes of the Sale Agreement, the Company's chief executive office, address for notices, primary location of records, Collection Accounts and Federal Employer Identification Number are as set forth below. In the past five years, the Company has not used any corporate names, trade names or assumed names other than those set forth below. The "Additional Originator Closing Date" for the Company shall be _________________, ______.

Dated: <Insert Date>
                           <INSERT NAME OF COMPANY>


                            ---------------------------
                            By:
                            Its:

                            Chief Executive Office:

                            Address for Notices:

                            Primary Location of Records:

                            Federal Employer Identification Num-
                            ber:

                            Collection Accounts:
                            Trade/Assumed Names:


          Acknowledged and agreed to this _____ day of ___________, 1999 that the Performance Guaranty will apply to obligations of this Additional Originator.




                         K N ENERGY, INC., as
                         Performance Guarantor



                         By:___________________________________
                         Name:
                         Title:

                         Address:



     EXHIBIT IX

                  FORM OF PERFORMANCE GUARANTY

                      PERFORMANCE GUARANTY

          This Performance Guaranty (the "Guaranty"), dated as of
                     , 1999 is executed by K N Energy, Inc. (the
"Performance Guarantor") in favor of the Beneficiaries defined below.

          Recitals

          The Performance Guarantor and the Additional
Originators as specified and defined therein (each an "Originator", collectively "Originators") have entered into a Receivables Sale Agreement with KN Receivables Corporation ("KRC") dated as of September 28, 1999 (as amended, modified, renewed or extended and in effect from time to time, the "Sale Agreement"), pursuant to which the Originators, subject to the terms and conditions contained therein, are selling their respective rights, titles and interests in Receivables to KRC.

          Furthermore, KRC has entered into a Receivables Purchase Agreement dated as of September 28, 1999 (as amended, modified, renewed or extended and in effect from time to time, the "Purchase Agreement" and together with the Sale Agreement, the "Agreements"), with the Purchasers party thereto and Bank One, NA, as Agent for such Purchasers, pursuant to which the Purchasers, subject to the terms and conditions contained therein, may purchase interests in KRC's Receivables.

          KRC is a Subsidiary of the Performance Guarantor and the Performance Guarantor is expected to receive substantial direct and indirect benefits from the sale of Receivables by the Originators to KRC pursuant to the Sale Agreement and the purchase of interests in the Receivables of KRC by the Purchasers pursuant to the Purchase Agreement (which benefits are hereby acknowledged).

          As an inducement for the Purchasers to purchase interests in KRC's Receivables, the Performance Guarantor has agreed to guaranty the due and punctual performance by all Additional Originators of their obligations under the Sale Agreement and the Purchase Agreement.

          It is a condition precedent to the Purchasers agreeing to purchase interests in KRC's Receivables pursuant to the Purchase Agreement that the Performance Guarantor execute and deliver to the Agent a performance guaranty in favor of the Agent and the Purchasers (each, a "Beneficiary" and together, the "Beneficiaries") substantially in the form hereof.
          The Performance Guarantor wishes to guaranty the due and punctual performance by each Additional Originator of its obligations to the Beneficiaries under or in respect of the Sale Agreement and the Purchase Agreement, as provided herein.

          NOW, THEREFORE, the Performance Guarantor hereby agrees as follows:

          1.  Definitions.  As used herein:

          "Obligations" means, collectively, (i) all covenants, agreements, terms, conditions and indemnities to be performed and observed by the Additional Originators under and pursuant to the Sale Agreement and each other document executed and delivered by the Additional Originators pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by the Additional Originators under the Sale Agreement or the Fee Letter whether for Discount, Funding Charges, fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason and (ii) all obligations of the Additional Originators under the Purchase Agreement.

          All capitalized terms used herein, and not otherwise defined herein, shall have their respective meanings as defined in the Agreements.

          2. Guaranty of Performance of Obligations. The Performance Guarantor hereby guarantees to the Beneficiaries the full and punctual payment and performance by the Additional Originators of the Obligations. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual performance of all of the Obligations of the Additional Originators under the Agreements and each other document executed and delivered by the Additional Originators pursuant to the Agreements and is in no way conditioned upon any requirement that the Beneficiaries first attempt to collect any amounts owing by the Additional Originators to the Purchasers from KRC or resort to any collateral security, any balance of any deposit account or credit on the books of any Purchaser in favor of the Additional Originators or any other Person or other means of obtaining payment. Should any Originator default in the payment or performance of any of the Obligations, the Agent or any one of the Purchasers may cause the immediate performance by the Performance Guarantor of the Obligations and cause any such payment Obligations to become forthwith due and payable to the Beneficiaries, without demand or notice of any nature (other than as expressly provided herein), all of which are expressly waived by the Performance Guarantor. Notwithstanding the foregoing, this Guaranty is not a guarantee of the collection of any of the Receivables and the Performance Guarantor shall not be responsible for any Obligations to the extent the failure to perform such Obligations by the Additional Originators results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor or any action or inaction of such Obligor (other than any arising from disputes, claims, offsets, setoffs, defenses or other matters as more fully set forth in subclause (v) of Section
9.1 of the Purchase Agreement); provided that nothing herein shall relieve the Additional Originators from performing in full their Obligations under the Purchase Agreement or the Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

          3. Performance Guarantor's Further Agreements to Pay. The Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Beneficiaries, forthwith upon 30 days following written notice in funds immediately available to the Beneficiaries, all reasonable and documented out-of-pocket costs and expenses (including court costs and legal expenses) incurred or expended by such Beneficiaries in connection with enforcement of this Guaranty and together with interest on amounts recoverable under this Guaranty from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Base Rate plus 2% per annum, such rate of interest changing when and as the Base Rate changes.

          4. Waivers by Performance Guarantor; Agent's and Purchasers' Freedom to Act. The Performance Guarantor waives notice of acceptance of this Guaranty, notice of any action taken or omitted by any Beneficiary in reliance on this Guaranty, and any requirement that the Beneficiaries be diligent or prompt in making demands under this Guaranty, giving notice of any Amortization Event, other default or omission by the Additional Originators or asserting any other rights of any Beneficiary under this Guaranty. The Performance Guarantor warrants that it has adequate means to obtain from the Additional Originators, on a continuing basis, information concerning the financial condition of the Additional Originators, and that it is not relying on the Agent or Beneficiaries to provide such information, now or in the future. The Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Each of the Beneficiaries shall be at liberty, without giving notice to or obtaining the assent of the Performance Guarantor and without relieving the Performance Guarantor of any liability under this Guaranty, to deal with the Additional Originators and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as any Beneficiary in its sole discretion deems fit, and to this end the Performance Guarantor agrees that the validity and enforceability of this Guaranty, including without limitation, the provisions of 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Amortization Event or default with respect to the Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof; (e) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations of the Additional Originators or any part thereof or amounts which are not covered by this Guaranty even though the Beneficiaries might lawfully have elected to apply such payments to any part or all of the payment Obligations of the Additional Originators or to amounts which are not covered by this Guaranty; (g) the existence of any claim, setoff or other rights which the Performance Guarantor may have at any time against the Additional Originators in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Obligations or any part thereof; or
(i) any failure on the part of the Additional Originators to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not the Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section.

          5. Unenforceability of Obligations Against the Additional Originators. Notwithstanding (a) any change of ownership of the Additional Originators or the insolvency, bankruptcy or any other change in the legal status of the Additional Originators; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations; (c) the failure of the Additional Originators or the Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations or this Guaranty; or (d) if any of the moneys included in the Obligations have become irrecoverable from the Additional Originators for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Guaranty shall nevertheless be binding on the Performance Guarantor. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Additional Originators or for any other reason with respect to the Additional Originators, all such amounts then due and owing with respect to the Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, shall be immediately due and payable by the Performance Guarantor.

          6.  Representations and Warranties.

          6.1. Binding Effect. The Performance Guarantor has the corporate power and authority and legal right to execute and deliver this Guaranty, perform its obligations hereunder and consummate the transactions therein contemplated. The execution and delivery by the Performance Guarantor of this Guaranty, the performance of its obligations and consummation of the transactions contemplated hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes the legal, valid and binding obligation of the Performance Guarantor enforceable against the Performance Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws of general applicability and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          6.2. No Conflict; Government Consent. The execution, delivery and performance by the Performance Guarantor of this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate of incorporation or by-laws, (ii) any law, rule or regulation applicable to it the contravention or violation of which would or could reasonably be expected to have a Material Adverse Effect, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, the contravention or violation of which would or could reasonably be expected to have a Material Adverse Effect or (iv) any material order, writ, judgment, award, injunction or decree binding on or affecting it or its property, the contravention or violation of which would or could reasonably be expected to have a Material Adverse Effect and do not result in the creation or imposition of any Adverse Claim on assets of the Performance Guarantor (except as created under the Transaction Documents).

          7. Subrogation; Subordination. Until the Obligations are paid in full, the Performance Guarantor shall not enforce or otherwise exercise any right of subrogation to any of the rights of any Purchaser against the Additional Originators and, notwithstanding anything to the contrary contained herein, until the Obligations are paid in full, hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of the Beneficiaries against the Additional Originators and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the United States Bankruptcy Code) which the Performance Guarantor might now have or hereafter acquire against the Additional Originators that arises from the existence or performance of the Performance Guarantor's obligations hereunder; the Performance Guarantor will not claim any setoff, recoupment or counterclaim against the Additional Originators in respect of any liability of the Performance Guarantor to the Additional Originators; and the Performance Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Beneficiaries. The payment of any amounts due with respect to any indebtedness of the Additional Originators now or thereafter owed to the Performance Guarantor is hereby subordinated to the prior payment in full of all of the Obligations; provided, that as long as no Amortization Event has occurred and is continuing, the Performance Guarantor shall be permitted to receive any and all payments required under such indebtedness without respect to such subordination. The Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Additional Originators to the Performance Guarantor until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, the Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by the Performance Guarantor as trustee for the Beneficiaries and be paid over to the Agent on account of the Obligations without affecting in any manner the liability of the Performance Guarantor under the other provisions of this Guaranty. The provisions of this 7 shall be supplemental to and not in derogation of any rights and remedies of the Beneficiaries under any separate subordination agreement which the Beneficiaries may at any time and from time to time enter into with the Performance Guarantor.

          8. Termination of Guaranty. The Performance Guarantor's obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Purchase Agreement is terminated, provided that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of the Additional Originators or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not the Agent is in possession of this Guaranty. No invalidity, irregularity or unenforceability by reason of the Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of the Performance Guarantor under this Guaranty.

          9. Effect of Bankruptcy. This Guaranty shall survive the insolvency of the Additional Originators and the commencement of any case or proceeding by or against the Additional Originators under the federal Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal Bankruptcy Code with respect to the Additional Originators or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which the Additional Originators is subject shall postpone the obligations of the Performance Guarantor under this Guaranty.

          10. Taxes. All payments made by the Performance Guarantor hereunder shall be made without withholding for or on account of any present or future Taxes unless otherwise required by law. If any such withholding is so required, the Performance Guarantor shall make the withholding, pay the amount withheld to the appropriate authority before penalties attach thereto or interest accrues thereon and pay such additional amount as may be necessary to ensure that the net amount actually received by the Person entitled to receive such payment free and clear of such Taxes (including such Taxes on such additional amount), and all penalties or interest thereon, is equal to the amount that such Person(as the case may be) would have received had such withholding not been made, except to the extent such withholding
(x) is in payment of, and serves as an effective credit for, Excluded Taxes payable by such Person(as the case may be) or
(y) would not have been imposed if such Person pays any such Taxes, penalties or interest for which the Performance Guarantor is responsible, the Performance Guarantor shall reimburse such Person for that payment in accordance with Section 7.5 of the Sale Agreement. If the Performance Guarantor pays any such Taxes, penalties or interest, it shall deliver official tax receipts (or certified copies thereof) evidencing that payment to such Person on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment (or as soon thereafter as the Performance Guarantor is able to obtain such receipts).

          11. Further Assurances. The Performance Guarantor agrees to do all such things and execute all such documents as the Beneficiaries may reasonably consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Beneficiaries hereunder.

          12. Successors and Assigns. This Guaranty shall be binding upon the Performance Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Beneficiaries and their successors, transferees and assigns. The Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of the Purchasers. Without limiting the generality of the foregoing sentence, the Beneficiaries may, subject to Article XIII of the Purchase Agreement, assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Beneficiaries herein.

          13. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Agent and the Performance Guarantor. No failure on the part of any Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          14. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic, telecopied or telexed notice, when transmitted, answer back received, addressed as follows: if to the Performance Guarantor, at the address set forth beneath its signature hereto, and if to the Beneficiaries, at the addresses set forth for each respective Beneficiary on the signature pages of the Purchase Agreement, or at such other addresses as each of the Performance Guarantor or any of the Beneficiaries may designate in writing to the other.

          15.  GOVERNING LAW.  THIS GUARANTY SHALL BE CONSTRUED
IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF
CONFLICTS) OF THE STATE OF ILLINOIS.

          16. CONSENT TO JURISDICTION. EACH OF THE PERFORMANCE GUARANTOR AND THE BENEFICIARIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF THE PERFORMANCE GUARANTOR AND THE BENEFICIARIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

          17. Miscellaneous. This Guaranty constitutes the entire agreement of the Performance Guarantor with respect to the matters set forth herein. No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Performance Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Performance Guarantor or the Beneficiaries, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

*   *    *    *

     IN WITNESS WHEREOF, the Performance Guarantor has caused this Performance Guaranty to be executed and delivered as of the date first above written.

                                   K N ENERGY, INC.

                                   By:
                                   Name:
                                   Title:

                                   Telecopy: __________________


                            Schedule A


               DOCUMENTS TO BE DELIVERED TO BUYER
                  ON OR PRIOR TO THE PURCHASE

1. Copy of the Resolutions of the Board of Directors of each Originator certified by its Secretary, authorizing
     Originator's execution, delivery and performance of the Agreement and the other documents to be delivered by it thereunder.

2.   Articles or Certificate of Incorporation, Partnership
     Agreement (or equivalent organizational documents) of each Originator certified by the Secretary of State of the jurisdiction of incorporation or formation of such Originator.

3. Good Standing Certificate for each Originator issued by the Secretary of State of each jurisdiction where it has material operations.

4. A certificate of the Secretary of each Originator certifying: (i) the names and signatures of the officers authorized on its behalf to execute the Agreement and any other documents to be delivered by it thereunder and (ii) a copy of such Originator's By-Laws.

5. Signed financing statements in all jurisdictions as may be necessary or, in the opinion of Buyer (or its assigns), desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Agreement.

6. Signed UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by Originator.

7.   Executed Collection Account Agreements for each Lock-Box and
     Collection Account.

8. A favorable opinion of legal counsel for each Originator reasonably acceptable to Buyer (or its assigns) in the form attached hereto as Annex B.

10. A "true sale" opinion and "substantive consolidation" opinion of counsel for each Originator with respect to the transactions contemplated by the Agreement and the Purchase
     Agreement.

11.  A Compliance Certificate.

12. A direction letter executed by each Originator authorizing Buyer and its assigns, and directing warehousemen to allow Buyer and its assigns, to inspect and make copies from such Originator's books and records maintained at off-site data processing or storage facilities.

13.  A Monthly Report as at September 28, 1999.



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